EXHIBIT 99.9

        3D SYSTEMS POSTS RECORD FOURTH QUARTER EARNINGS SHOWING 129% GAIN

                FIRST FULL QUARTER UNDER NEW EXECUTIVE MANAGEMENT

VALENCIA, Calif.--(BUSINESS WIRE)--Feb. 16, 2000--3D Systems Corp. (Nasdaq:TDSC
- NEWS) today reported earnings of $1.9 million, or 16 cents per fully diluted share, for the fourth quarter ended December 31, 1999, representing a 129% gain from the previous year's fourth-quarter net income of 7 cents per share.

The results incorporate transition expenses and reorganization costs totaling $0.9 million (pre-tax) associated with the company's new operating plan announced last November. This plan, implemented by the company's new executive management team, is designed to stabilize the company, control expenses and grow the business.

Fourth quarter 1999 revenues hit an all-time high of $28.9 million, compared with $27.3 million for the like period one year ago.

For the year ended December 31, 1999, the company posted a loss of $5.3 million, or 47 cents per share, compared with net income of $2.1 million, or 18 cents per share, in 1998. Revenues for 1999 totaled $96.9 million, compared with $98.1 million in the prior year.

"After a lackluster three quarters, the company's executive management team implemented a new operating and restructuring plan to revive the company's performance and generate momentum," stated Brian Service, president and chief executive officer. "The fourth quarter results reflect the beneficial effects of our efforts to restructure and stabilize the company. Our primary focus moving forward is growth."

"Large-frame SLA(TM) system sales were strong, and improved gross profit margins," Service continued. "We also experienced significant growth in unit sales for our ThermoJet(TM) office printer -- up 277% from the prior year's fourth quarter and 138% for the year -- which we believe signals a viable, growing market for this product line."

Total unit shipments for the fourth quarter and full-year 1999 were 98 and 303, respectively -- up from 63 and 224 for the same periods of the prior year.

"Revenues from materials climbed in the fourth quarter as a by-product of a growing installed base; a renewed focus on applications; and a strengthened relationship with our partner, Ciba Specialty Chemicals," stated Service. "We are extremely encouraged by all of these trends."

As part of the year-end review, the company is restating its financial statements for the quarter ended July 2, 1999, and related impact to the nine-month period ended October 1, 1999. The net impact is an additional loss of less than 3 cents per share ($0.3 million) compared with the 32-cent loss previously reported, and relates to revenue timing, accrued restructuring reserves and other accruals recorded in the period. The full-year financial information contained herein includes this impact.


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The balance sheet showed year-end cash and investments totaling $12.6 million, down 35% from the prior year, but up 17% from third to fourth quarter 1999 due to profitability and improvements in European collections. More effective management of finished goods and service parts stock led to a reduction in inventories of $2 million year-to-year, and $3.9 million from third to fourth quarter of 1999.

"We are vigorously pursuing new applications and markets for our products," added Chuck Hull, chief technology officer and company founder, "and as the worldwide leader and innovator in solid imaging, we feel we are well positioned to capture these opportunities."

"We believe our focus on continued cost containment, improved margins, and the development of new strategic business partnerships will further strengthen 3D Systems' position in the marketplace," concluded Service.

About 3D Systems

3D Systems provides solid imaging products and services that allow users to move quickly from three-dimensional designs to finished parts, at a significantly lower cost and higher quality than more traditional methods.

The company's systems utilize patented technologies, which fabricate solid objects from digital input. These processes offer significant competitive advantages by substantially reducing the time and cost required to design, develop, and manufacture products.

The company also licenses the 3D Keltool(R) process, a commercially proven moldmaking solution that produces prototype, bridge, and production tooling inserts.

Based in Valencia, 3D Systems was founded in 1986 and is recognized as the world technology and market leader in solid imaging. For additional information, visit the company's Web site at WWW.3DSYSTEMS.COM or phone 888/337-9786, ext. 724. For investor information, call the company's shareholder communications service at 800/757-1799.

Except for the historical information contained in this news release, the matters discussed include forward-looking statements that involve risks and uncertainties including: the ability of the company to successfully implement and carry out its new strategic operating plan, and the success of that plan, the availability and acceptance of new products, the impact of competitive products and pricing, the ability of the company to continue to contain expenses, dependence on key personnel, industry-wide domestic and international economic conditions, and other risks detailed in the company's Securities and Exchange Commission reports on Form 10-K for the year ended December 31, 1998, and reports on Form 10-Q filed by the company with the SEC during the prior fiscal year.

Note to editors: 3D Systems, SLA and ThermoJet are trademarks, and 3D Keltool and the 3D logo are registered trademarks of 3D Systems.


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
                        3D SYSTEMS CORPORATION
                 Consolidated Statements of Operations
              For the Three-Month Periods and Years Ended

                      December 31, 1999 and 1998
               (in thousands except earnings per share)

                              For the Three-Month
                                 Periods Ended         For the Year Ended
                                 1999      1998          1999      1998
Sales:
  Products                     $21,057   $19,527       $66,806   $65,434
  Services                       7,848     7,739        30,143    32,683

    Total sales                 28,905    27,266        96,949    98,117

Cost of sales:
  Products                      10,355     9,520        35,938    33,477
  Services                       5,664     5,391        20,975    22,062

    Total cost of sales         16,019    14,911        56,913    55,539

Gross profit                    12,886    12,355        40,036    42,578

Operating expenses:
  Selling, general and
    administrative               7,961     8,771        35,273    30,448
  Research and development       2,040     2,598         8,931     9,425
  Other                             --        --         3,384        --

    Total operating expenses    10,001    11,369        47,588    39,873

Income (loss) from operations    2,885       986        (7,552)    2,705

Other income                        10       300           415       949
Other expense                     (193)     (154)         (404)     (467)

Income (loss) before
 provision for income taxes      2,702     1,132        (7,541)    3,187

Provision for income taxes
 (benefit)                         792       357        (2,240)    1,055

Net income (loss)              $ 1,910   $   775       $(5,301)  $ 2,132

Shares used to calculate
 basic net income (loss)
 per share                      11,420    11,388        11,376    11,348

Basic net income (loss)
 per share                     $  0.17   $  0.07       $ (0.47)  $  0.19

Shares used to calculate
 diluted net income (loss)
 per share                      11,710    11,510        11,376    11,594

Diluted net income (loss)
 per share                     $  0.16   $  0.07       $ (0.47)  $  0.18


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
                        3D SYSTEMS CORPORATION
                      Consolidated Balance Sheets
                            (in thousands)

                                                  December 31,
                                                1999        1998
ASSETS
Current assets:
  Cash and cash equivalents                  $ 12,553    $ 15,912
  Short-term investments                           --       3,485
  Accounts receivable, less allowances
   for doubtful accounts of $2,912 (1999)
   and $944 (1998)                             26,772      24,487
  Current portion of lease receivables            607       2,069
  Inventories                                   8,786      10,829
  Deferred tax assets                           2,355       2,063
  Prepaid expenses and other current assets     2,028       1,916

       Total current assets                    53,101      60,761

Property and equipment, net                    16,245      16,327
Licenses and patent costs, net                  9,135       5,121
Deferred tax assets                             7,658       5,070
Lease receivables, less current portion         2,436       5,802
Other assets                                    2,083       2,022

                                             $ 90,658    $ 95,103

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                           $  5,838    $  4,850
  Accrued liabilities                           8,741       8,162
  Current portion of long-term debt               110         100
  Customer deposits                               345         330
  Deferred revenues                             6,848       9,014

       Total current liabilities               21,882      22,456

Other liabilities                               4,673       1,485
Long-term debt, less current portion            4,495       4,605

                                               31,050      28,546

Stockholders' equity:
  Preferred stock, authorized 5,000
   shares, none issued
  Common stock, authorized 25,000 shares,
   issued 11,658 and outstanding 11,433
   (1999) and issued 11,614 and outstanding
   11,389 (1998)                                   12          12
  Capital in excess of par value               75,064      74,834
  Notes receivable from officers                 (240)       (360)
  Accumulated deficit                         (12,067)     (6,765)
  Cumulative translation adjustment            (1,621)        376
  Treasury stock, at cost, 225 shares
   (1999 and 1998)                             (1,540)     (1,540)

        Total stockholders' equity             59,608      66,557

                                             $ 90,658    $ 95,103


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CONTACT:

     3D Systems
     Mary Woods, 661/295-5600, ext. 2508
     WOODSM@3DSYSTEMS.COM

        or

     Brian Service, 661/295-5600, ext. 2216
     SERVICEB@3DSYSTEMS.COM